UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2018

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 22, 2018, Dover Downs Gaming & Entertainment, Inc. (the “Company”), entered into a Transaction Agreement (the “Agreement”) with Twin River Worldwide Holdings, Inc. (“Parent”) and Double Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”). The Agreement provides, among other things and subject to the conditions set forth therein, for Parent to acquire 100% of the outstanding stock of the Company, in exchange for common stock of Parent as described therein. Pursuant to the Agreement, this transaction is be effected by the merger of Merger Sub with and into the Company (the “Merger”).

On October 8, 2018, the Company, Parent, Merger Sub, and DD Acquisition LLC, a wholly owned subsidiary of Parent (“Merger Sub Two”), entered into an amendment (the “Amendment”) to the Agreement.  The Amendment provides that, immediately following the Merger, the Company (as the surviving corporation in the Merger) will merge with and into Merger Sub Two (the “Second-Step Merger”), with Merger Sub Two surviving as a limited liability company and indirect wholly owned subsidiary of Parent. The Agreement as amended by the Amendment is referred to herein as the “Amended Agreement.”

The Merger and Second-Step Merger are both intended as part of a single plan. The purpose of the Second-Step Merger is to reorganize the Company as a limited liability company, so that Parent can hold the business and assets of the Company in that form, rather than corporate form. Consummation of the Second-Step Merger will not have any effect on the consideration that Company stockholders receive in the Merger, and will not affect Parent, except to change the form of legal entity in which Parent owns the business and assets of the Company acquired in the Merger.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 23, 2018, and the full text of the Amendment, which is attached hereto as Exhibit 2.1, each of which is incorporated herein by reference.

The Amended Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries and affiliates. The Amended Agreement contains representations and warranties by each of the parties to the Amended Agreement. These representations and warranties were made solely for the benefit of the other party to the Amended Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Amended Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Agreement or the Amendment, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Amended Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the Agreement, the Amendment or such other date or dates as may be specified in the Amended Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement or the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company or Parent. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1

Amendment dated October 8, 2018 between Twin River Worldwide Holdings, Inc., a Delaware corporation (“Parent”), Double Acquisition Corp., a Delaware corporation (“Merger Sub”), DD Acquisition LLC, a Delaware limited liability company (“Merger Sub Two”) and Dover Downs Gaming & Entertainment, Inc., a Delaware corporation (the “Company”), amending that certain Transaction Agreement dated July 22, 2018 between Parent, Company and Merger Sub.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated:  October 10, 2018